UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        October 14, 2004

eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street, New York, NY 10022

(Address of principal executive offices)

Registrant's telephone number, including area code        212-938-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On October 14, 2004, the Registrant entered into an agreement to issue up to 357,944 shares of Class A Common Stock. The Registrant agreed to issue the shares as a portion of the consideration for and in connection with the purchase of all of the outstanding shares of ITSEcco Holdings Limited ("Ecco") from the former shareholders of Ecco. The shares were valued at $9.99 per share, which price was calculated using the average of the trading prices of the Class A Common Stock on Nasdaq for the ten-day period ending October 13, 2004. The issuance of the shares will be subject to compliance with the terms of the purchase agreement including certain restrictive covenants. The purchase price of the acquisition is $14 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.

Date:  October 20, 2004

By: /s/ Howard W. Lutnick
Howard W. Lutnick Chairman and Chief Executive Officer